Exhibit 99.1

News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

IMMEDIATE RELEASE

STRATTEC SECURITY CORPORATION
Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

•
Grew revenue $11.4 million to $129.9 million in the quarter as a result of new program launches and increased demand from customers
•
Net income attributable to STRATTEC Security Corporation was $1.3 million, or diluted EPS of $0.32, compared with $1.0 million, or diluted EPS of $0.26, in the year ago quarter
•
Adjusted diluted earnings per share1 were $0.65, compared with $0.36 in the prior year
•
Generated $9.4 million in cash from operations, bringing year-to-date cashflow from operations to $20.8 million
•
Delivered adjusted EBITDA1 of $8.0 million, or 6.1% of sales, compared with $5.0 million, or 4.3%, in the prior-year second quarter
•
Transformation efforts continue to focus on driving profitability, stronger cash generation and creating a sustainable business model while evaluating market opportunities and future growth plans

MILWAUKEE, WI, February 6, 2025 – STRATTEC SECURITY CORPORATION (Nasdaq: STRT) (“Company”), a leading provider of smart vehicle access, security and authorization solutions for the global automotive industry, reported financial results for its second quarter of fiscal year 2025, which ended December 29, 2024.

STRATTEC President and CEO Jennifer Slater said, “Our solid financial results reflect the focus the team is placing on our key priorities of stabilizing the business, optimizing costs, and identifying where our engineering innovation commands the right to win. Sales growth was the result of production trends with key customers and, in particular, with the platforms on which we have higher value content. We made progress this last quarter to strengthen our earnings power as we restructured our U.S. manufacturing operations by reducing the number of shifts, which is expected to generate $1.2 million in annualized savings. In addition, we continued to unlock value on our balance sheet as we collected on our tooling investments.”

Ms. Slater concluded, “Talent is critical for our transformation, and we made further investments this quarter. We are gaining traction with our customers as our new chief commercial officer identifies opportunities for both new projects as well as pricing that reflects the value of our product offering. We recognize that an engaged and motivated team generates creativity and excitement for our future and we are creating a stronger, more open culture with new leadership in human resources. Importantly as well, we now have the financial leadership needed to support our strategic objectives. We are making solid progress as a team and, in addition to these strategic efforts, we are proactively addressing the potential challenges the tariffs may present.”

FY 2025 Second Quarter Financial Summary
(compared with prior-year period, except where otherwise noted)

Net sales were $129.9 million, an increase of $11.4 million, or 9.6%, compared with the second quarter prior year. Sales growth was driven by $6.0 million of net new program launches, $1.3 million of higher content and product mix. In addition,

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

net sales on current platforms increased $7.3 million as a result of customers building inventory, slightly higher production levels and the prior year second quarter reflecting increased customer plant shutdowns. This growth more than offset the net impact of the prior year period’s one-time pricing benefits of $3.9 million. Sales growth was broad based across most of the product portfolio, excluding keys & locksets.

Gross profit increased $3.7 million to $17.2 million, from higher volume and a $3.5 million benefit from foreign currency translation. This was mostly offset by increased labor costs in Mexico, a $0.6 million bonus provision and the favorable retroactive pricing in the prior year second quarter. Gross margin was 13.2% compared with 11.4%.

Engineering, selling and administrative expenses increased $1.6 million, or 11.7%, to $15.0 million. The increase reflected continued investments in the business, an annual bonus provision of $0.8 million and $0.3 million in restructuring charges. No bonus provision was recorded in the prior-year period.

Operating income increased $2.0 million to $2.1 million and was 1.6% of sales. Investment income increased $0.3 million on higher cash balances, while changes in foreign currency exchange rates resulted in a $1.4 million increase in other expense. Net income attributable to STRATTEC was $1.3 million compared with $1.1 million last year.

Diluted earnings per share were $0.32 compared with $0.26 last year. On an adjusted basis, net income attributable to STRATTEC1 grew 86% to $2.6 million. Adjusted diluted earnings per share1 increased $0.29, or 81% to $0.65. Adjusted EBITDA1 for the quarter was $8.0 million compared with $5.0 million in the prior-year period.

Balance Sheet and Liquidity

Second quarter fiscal 2025 cash flow from operations was $9.4 million, bringing year-to-date cash flow from operations to $20.8 million. Improved working capital management and recovery of pre-production tooling costs benefited operating cash flows. Capital expenditures in the second quarter of fiscal 2025 were $0.9 million, down $0.6 million from the prior year period.

At December 29, 2024, STRATTEC had $42.6 million in cash and cash equivalents, up $8.2 million from the end of the first quarter of fiscal 2025.

At December 29, 2024 the Company had $13 million of outstanding borrowings under its joint venture revolving credit facility, which is unchanged from the end of fiscal 2024. Total availability under existing lines of credit was $47 million at December 29, 2024.

Second Quarter Fiscal Year 2025 Webcast and Conference Call

The Company will host a conference call and webcast tomorrow, Friday, February 7, 2025, at 9:00 am Eastern Time to review the financial and operating results for the period ended December 29, 2024, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Friday, February 21, 2025. To listen to the archived call, dial (412) 317-6671 and enter a replay PIN 13751178. The webcast replay will be available on the Investor Relations section of the Company’s website where a transcript will be posted once available.

About STRATTEC

STRATTEC is a leading global provider of advanced automotive access, security & authorization and select user interface solutions. With a history spanning over 110 years, STRATTEC has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. The Company serves a broad range of

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

customers, including leading automotive OEMs, offering power access solutions and advanced security systems that include door handles, lift gates, latches, and key fobs.

For more information on STRATTEC and its solutions, visit www.strattec.com.

Safe Harbor Statement
Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, STRATTEC provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. STRATTEC’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting STRATTEC’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate STRATTEC’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Contact:

Deborah K. Pawlowski
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net sales	$129,919	$118,532	$268,971	$253,938
Cost of goods sold	112,768	105,035	232,899	221,721
Gross profit	17,151	13,497	36,072	32,217
Engineering, selling and administrative expenses	15,017	13,439	28,875	26,053
Income from operations	2,134	58	7,197	6,164
Interest expense	(257)	(219)	(552)	(439)
Investment income	408	107	757	194
Other (expense) income, net	(482)	1,098	(353)	967
Income before provision for income taxes and non-controlling interest	1,803	1,044	7,049	6,886
Provision for income taxes	405	264	1,903	1,651
Net income	1,398	780	5,146	5,235
Net income (loss) attributable to non- controlling interest	79	(242)	124	48
Net income attributable to STRATTEC SECURITY CORPORATION	$1,319	$1,022	$5,022	$5,187

Earnings per share attributable to STRATTEC SECURITY CORPORATION:
Basic	$0.33	$0.26	$1.25	$1.31
Diluted	$0.32	$0.26	$1.24	$1.30

Weighted Average shares outstanding:
Basic	4,035	3,976	4,020	3,962
Diluted	4,070	3,998	4,058	3,986

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands, except share amounts)
(Unaudited)

	December 29, 2024	June 30, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$42,625	$25,410
Receivables, net	91,567	99,297
Inventories:
Finished products	18,808	19,833
Work in process	13,462	15,461
Purchased materials	49,241	46,355
Inventories, net	81,511	81,649
Pre-production costs	11,651	22,173
Value-added tax recoverable	21,083	19,684
Other current assets	5,497	5,601
Total current assets	253,934	253,814
Deferred income taxes	17,102	17,593
Other long-term assets	5,587	6,698
Net property, plant and equipment	79,272	86,184
	$355,895	$364,289
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$50,615	$54,911
Accrued Liabilities:
Payroll and benefits	15,604	28,953
Value-added tax payable	10,054	9,970
Environmental	1,390	1,390
Warranty	10,946	10,695
Other current liabilities	8,966	12,369
Total current liabilities	97,575	118,288
Borrowings under credit facilities	13,000	13,000
Postemployment obligations	12,563	2,429
Other long-term liabilities	4,602	4,957
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,635,883 issued shares at December 29, 2024 and 7,586,920 issued shares at June 30, 2024	76	76
Capital in excess of par value	102,118	101,024
Retained earnings	255,634	250,612
Accumulated other comprehensive loss	(17,827)	(15,689)
Less: treasury stock, at cost (3,597,299 shares at December 29, 2024 and 3,598,126 shares at June 30, 2024)	(135,465)	(135,478)
Total STRATTEC SECURITY CORPORATION shareholders’ equity	204,536	200,545
Non-controlling interest	23,619	25,070
Total shareholders’ equity	228,155	225,615
	$355,895	$364,289

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,398	$780	$5,146	$5,235
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,544	4,330	7,206	8,715
Foreign currency transaction gain	(188)	(123)	(1,193)	(349)
Unrealized loss (gain) on peso forward contracts	284	(826)	936	(826)
Stock-based compensation expense	891	479	1,079	984
Loss on settlement of postemployment obligation	—	—	283	—
Change in operating assets and liabilities:
Receivables	10,568	16,845	7,379	19,178
Inventories	2,283	(8,072)	138	(11,842)
Prepaid and other assets	1,963	(4,739)	7,844	(12,404)
Accounts payable	(9,026)	(9,083)	(3,990)	(16,441)
Accrued liabilities	(2,542)	(2,894)	(4,580)	410
Other, net	269	261	533	426
Net cash provided by (used in) operating activities	9,444	(3,042)	20,781	(6,914)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of interest in joint ventures	—	—	—	2,000
Purchase of property, plant and equipment	(917)	(1,473)	(2,990)	(4,393)
Net cash used in investing activities	(917)	(1,473)	(2,990)	(2,393)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	—	—	3,000	2,000
Repayment of borrowings under credit facilities	—	—	(3,000)	(2,000)
Employee stock purchases	15	20	28	37
Net cash provided by financing activities	15	20	28	37
Foreign currency impact on cash	(320)	405	(604)	274
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,222	(4,090)	17,215	(8,996)

CASH AND CASH EQUIVALENTS
Beginning of period	34,403	15,665	25,410	20,571
End of period	$42,625	$11,575	$42,625	$11,575
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$4,458	$682	$8,539	$1,446
Interest	$279	$222	$559	$440
Non-cash investing activities:
Change in capital expenditures in accounts payable	$56	$18	$(450)	$(175)

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

STRATTEC SECURITY CORPORATION ("STRATTEC")
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
ADJUSTED NET SALES:
Net Sales (GAAP)	135,406	118,532	140,773	143,055	$537,766	139,052	129,919	-	-	$268,971
Adjustments:
Retroactive FY23 one-time pricing recovery	(7,950)	(1,551)	(397)	175	(9,723)	-	-	-	-	-
Adjusted Sales (Non-GAAP)	127,456	116,981	140,376	143,230	528,043	139,052	129,919	-	-	268,971

ADJUSTED EBITDA:
Net income attributable to STRATTEC (GAAP)	$4,165	$1,022	$1,506	$9,620	$16,313	$3,703	$1,319	$-	$-	$5,022
Net income (loss) attributable to non-controlling interest	290	(242)	(380)	447	115	45	79	-	-	124
Provision for income tax	1,387	264	546	1,578	3,775	1,498	405	-	-	1,903
Other (income) expense, net	131	(1,098)	208	(1,958)	(2,717)	(129)	482	-	-	353
Investment and interest income	(87)	(107)	(143)	(235)	(572)	(349)	(408)	-	-	(757)
Interest expense	220	219	222	239	900	295	257	-	-	552
Income from operations	6,106	58	1,959	9,691	17,814	5,063	2,134	-	-	7,197

Adjustments:
Depreciation	4,385	4,330	4,059	3,773	$16,547	3,662	3,544	-	-	$7,206
Non-cash stock-based compensation	505	479	240	243	1,467	188	891	-	-	1,079
Restructuring and similar charges	-	-	-	-	-	-	265	-	-	265
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	774	211	73	1,058	941	921	-	-	1,862
Business transformation costs	-	-	-	-	-	73	215	-	-	288
	(2,188)	4,942	4,212	4,113	11,079	4,864	5,836	-	-	10,700
Adjusted EBITDA (Non-GAAP)	$3,918	$5,000	$6,171	$13,804	$28,893	$9,927	$7,970	$-	$-	$17,897

STRATTEC SECURITY CORPORATION Generated $9.4 million in Cash from Operations in Fiscal 2025 Second Quarter

February 6, 2025

Adjusted EBITDA as a % of Adjusted Net Sales	3.1%	4.3%	4.4%	9.6%	5.5%	7.1%	6.1%			6.7%

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:
Net income attributable to STRATTEC (GAAP)	$4,165	$1,022	$1,506	$9,620	$16,313	$3,703	$1,319	$-	$-	$5,022
Adjustments:
Restructuring and similar charges	265	3	-	63	331	-	265	-	-	265
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	973	211	73	1,257	1,224	1,225	-	-	2,449
Business transformation costs	-	-	-	-	-	73	215	-	-	288
Non-controlling interest impact on above adjustments	1,014	181	55	22	1,272	-	-	-	-	-
Tax effect on above adjustments	1,305	(116)	7	(41)	1,155	(292)	(384)	-	-	(676)
	(4,494)	400	(25)	141	(3,978)	1,005	1,321	-	-	2,326
Adjusted Net Income/(Loss) attributable to STRATTEC (Non-GAAP)	$(329)	$1,422	$1,481	$9,761	$12,335	$4,708	$2,640	$-	$-	$7,348

Weighted Average Basic Shares Outstanding	3,948	3,976	3,988	3,988	3,975	4,005	4,035	-	-	4,020
Weighted Average Diluted Shares Outstanding	3,974	3,998	4,017	4,027	4,004	4,046	4,070	-	-	4,058

Diluted earnings per share (GAAP)	$1.05	$0.26	$0.37	$2.39	$4.07	$0.92	$0.32	$-	$-	$1.24
Adjusted dilutive earnings/(loss) per share (Non-GAAP)	$(0.08)	$0.36	$0.37	$2.42	$3.08	$1.16	$0.65	$-	$-	$1.81